UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 10, 2021
Affirm Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-39888	84-2224323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 California Street
San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 984-0490
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Class A common stock, $0.00001 par value	AFRM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Amended and Restated Installment Financing Services Agreement
On November 10, 2021 (the “Effective Date”), Affirm, Inc. (“Affirm”), a wholly owned subsidiary of Affirm Holdings, Inc. (the “Company”), entered into an Amended and Restated Installment Financing Services Agreement with Amazon.com Services LLC (“Amazon Services”) and Amazon Payments, Inc. (“Amazon Payments” and, collectively with Amazon Services, “Amazon”) (the “Commercial Agreement”). Pursuant to the terms of the Commercial Agreement, Affirm will make its closed-end installment loan products available to eligible consumers on Amazon.com, and through the Amazon Pay widget on certain third-party retailer online channels. Until January 31, 2023 (unless otherwise extended pursuant to the terms of the Commercial Agreement), Amazon has agreed not to make available on Amazon.com other closed-end installment loan products and services by certain competitors of Affirm. Installment products and services offered to customers as a feature of a credit card will not be covered under this restriction.
Pursuant to the terms of the Commercial Agreement, eligible merchants that make Affirm’s products and services available to their consumers through the Amazon Pay widget will be charged certain fees on certain transactions, as set forth in the Commercial Agreement. The amount of such fees generally will be equal to a percentage of the amount of each transaction financed through Affirm’s products and services through the Amazon Pay widget on a third-party merchant online channel. In addition, with respect to certain transactions on Amazon.com financed through Affirm’s products and services, Amazon Services will pay Affirm a fee that will be generally equal to a percentage of the amount of each transaction financed through Affirm’s products and services on Amazon.com plus, in certain instances, a fixed amount as set forth in the Commercial Agreement.
Subject to certain limited exceptions, until the earlier of (i) the end of the Term (as defined below) and (ii) the third anniversary of the Effective Date, Amazon is required to: (i) ensure Affirm’s installment products and services are included at all times in the selection mechanism that determines which financing offers or payment products and services are displayed to consumers on the product detail page on Amazon.com, which may or may not select Affirm’s installment products and services for display; and (ii) make available to each consumer with an eligible purchase amount the option to apply for or use Affirm’s installment products and services to finance the purchase of eligible products on the payment method selection interface.
The Commercial Agreement has an initial term ending on January 31, 2025 (the “Initial Term”), and will be extended for successive one-year terms unless either party provides notice not to extend (each, an “Extension Term” and all such Extension Terms collectively with the Initial Term, the “Term”). In addition, upon the occurrence of certain early termination events, either Affirm or Amazon Services may terminate the Commercial Agreement immediately upon notice to the other party.
The foregoing includes only a brief description of the material terms of the Commercial Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Commercial Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.
Transaction Agreement and Warrants
On November 10, 2021, in connection with the entry into the Commercial Agreement by Amazon Services and Amazon Payments, the Company issued to Amazon Services: (i) a warrant (the “First Warrant”) to purchase up to an aggregate of 7,000,000 shares of Class A common stock, $0.00001 par value per share (“Class A common stock”), of the Company (the “First Warrant Shares”) at an exercise price of $0.01 per share; and (ii) a warrant (the “Second Warrant” and, together with the First Warrant, the “Warrants”) to purchase up to an aggregate of 15,000,000 shares of Class A common stock (the “Second Warrant Shares” and, together with the First Warrant Shares, the “Warrant Shares”) at an exercise price of $100.00 per share. Each Warrant was issued pursuant to a Transaction Agreement, dated as of November 10, 2021, between the Company and Amazon Services (the “Transaction Agreement”).

The Warrant Shares vest in multiple tranches. The First Warrant vested and became exercisable with respect to 1,000,000 First Warrant Shares in connection with the execution of the Commercial Agreement. The First Warrant will vest and become exercisable with respect to an additional 3,000,000 First Warrant Shares in increments of 250,000 First Warrant Shares per calendar quarter through to December 31, 2024, subject to certain adjustments as set forth in the First Warrant, provided that Amazon satisfies certain obligations in relation to the display and availability of Affirm’s closed-end installment loan products to Amazon customers on Amazon.com during the applicable calendar quarter. The First Warrant will vest and become exercisable with respect to an additional 3,000,000 First Warrant Shares in increments of 250,000 First Warrant Shares per calendar quarter during calendar years 2022, 2023 and 2024, subject to certain adjustments as set forth in the First Warrant, provided that as a vesting condition but not an obligation, Amazon maintains parity of certain program terms in the Commercial Agreement with any other non-card installment providers Amazon makes available on Amazon.com during the period between the date of issuance of the First Warrant and the applicable vesting date. The First Warrant expires on May 9, 2025.
The Second Warrant will vest and become exercisable quarterly during its term based on the number of unique Amazon customers that use Affirm products for the first time on Amazon.com (and any additional websites determined by Affirm and Amazon) during such calendar quarter, subject to certain adjustments as set forth in the Second Warrant. The Second Warrant expires on May 9, 2029.
Amazon Services may not exercise the Warrants to the extent such exercise would cause Amazon Services to beneficially own more than 4.999% of the number of shares of Class A common stock outstanding immediately after giving effect to such exercise (excluding any unvested portion of the Warrants) (the “Beneficial Ownership Limitation”). Amazon Services may, however, waive or modify the Beneficial Ownership Limitation by providing written notice to the Company sixty-one days before such waiver or modification becomes effective (or immediately upon written notice to the Company to the extent the Company is subject to certain acquisition transactions pursuant to a tender or exchange offer).
Under the terms of the Transaction Agreement, the Company also granted Amazon Services certain registration rights with respect to the Warrant Shares. The Transaction Agreement also limits Amazon Services’ ability to transfer the Warrants under certain circumstances.
The foregoing includes only a brief description of the material terms of the Transaction Agreement and the Warrants and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Transaction Agreement, the First Warrant and the Second Warrant, which are attached hereto as Exhibit 10.2, Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated by reference into this Item 1.01.

Item 2.02. Results of Operations and Financial Condition.
On November 10, 2021, the Company issued a press release regarding its financial results for the first fiscal quarter ended September 30, 2021. A copy of the press release is attached hereto as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.
The press release attached hereto as Exhibit 99.1 includes certain non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are contained in the press release and the financial tables attached thereto.
The information in this Item 2.02 and in Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Warrants is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Warrant to Purchase Class A Common Stock of Affirm Holdings, Inc., by and between Affirm Holdings, Inc. and Amazon.com Services LLC, dated as of November 10, 2021*
4.2	Warrant to Purchase Class A Common Stock of Affirm Holdings, Inc., by and between Affirm Holdings, Inc. and Amazon.com Services LLC, dated as of November 10, 2021*
10.1	Amended and Restated Installment Financing Services Agreement, by and among Affirm Holdings, Inc., Amazon.com Services LLC and Amazon Payments, Inc., dated as of November 10, 2021*
10.2	Transaction Agreement, by and between Affirm Holdings, Inc. and Amazon.com Services LLC, dated as of November 10, 2021*
99.1	Press Release issued by Affirm Holdings, Inc. dated November 10, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Portions of this document have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRM HOLDINGS, INC.

By:	/s/ Michael Linford
Name: Michael Linford
Title: Chief Financial Officer

Date: November 10, 2021